UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 4.02 is amended to read as follows:

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

          On May 11, 2005 the Company concluded that its consolidated financial statements for the year ended December 31, 2004 and possibly all of the financial statements for the first three quarters of 2004 should no longer be relied upon as addressed in Accounting Principles Board Opinion No. 20. This determination was made following the discovery of certain errors in accounting for inventory at its Tiger Direct subsidiary. The Company determined that its inventory value at December 31, 2004 was overstated as a result of incorrect data contained in certain reports used to record its year end inventory. The incorrect data in the aforementioned reports resulted from inadequate information system processing controls and an apparent failure to detect such errors through manual review. In addition, the Company determined that its liability associated with inventory which was shipped directly to customers by Tiger Direct's vendors was understated. As a result of the aforementioned errors the Company understated its current liabilities, overstated its inventory and therefore understated cost of sales. The need for restatement was discussed with the audit committee of the Board of Directors and with the Company’s independent registered public accountants.

          The Company is currently reviewing its records to determine which quarters in 2004 were affected and whether the accounting errors may also have affected periods prior to 2004. The Company, upon completion of its review, will restate its historical results for the affected period or periods. The Company presently estimates its review and the preparation of restated financials will be completed in early July 2005. When the review is complete, the Company will file an amendment to its Form 10-K for 2004. Shortly thereafter the Company intends to release its first quarter 2005 results for the period ending March 31, 2005. It is presently anticipated, assuming no earlier periods are affected, that net income for the full year ended December 31, 2004 (previously reported as $12.6 million or $.35 per diluted share) will be reduced to a range of approximately $9.0 to $9.6 million or $.25 to $.27 per diluted share.

          As previously disclosed in the Company’s annual report on Form 10-K for the year ended December 31, 2004, Systemax is not currently required to comply with Section 404 of the Sarbanes-Oxley Act. The Company has disclosed that it has identified a number of internal control deficiencies that may affect the timeliness and accuracy of recording transactions which have not yet been remediated. The Company is devoting resources to improving its internal controls over financial reporting and accounting for inventory in order to prevent such errors from occurring in the future.

          A press release regarding these matters was issued by the Company on May 11, 2005, a copy of which is filed as an exhibit.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: May 25, 2005